Exhibit 10.24



                             SHAREHOLDERS' AGREEMENT

                           Dated as of March 14, 2000

                                      among

                    WINDSOR WOODMONT BLACK HAWK RESORT CORP.

                                       and

                  THE SHAREHOLDERS LISTED ON SCHEDULE A HERETO






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                             SHAREHOLDERS' AGREEMENT


     This SHAREHOLDERS' AGREEMENT (this "Agreement"), is entered into as of March 14, 2000, among Windsor Woodmont Black Hawk Resort Corp., a Colorado corporation (the "Company"), and those shareholders listed on Schedule A hereto (each, a "Shareholder" and, collectively, the "Shareholders").

     WHEREAS, the Shareholders have agreed to purchase an aggregate of 1,000,000 shares of Common Stock of the Company, par value $.01 per share (the "Shares") in the amounts set forth on Schedule A hereto;

     WHEREAS, on or prior to the date hereof, the Company has amended and restated its Articles of Incorporation and Bylaws in the forms attached hereto as Exhibit A and Exhibit B hereto, respectively; and

     WHEREAS, the Shareholders and the Company wish to record their understanding regarding certain matters relating to the management of the Company and certain other matters;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions In addition to the terms defined in the preamble and recitals to this Agreement and elsewhere herein, the following terms shall have the meanings set forth herein for the purposes of this Agreement:

          "Affiliate" with respect to a Person, means a Person that controls, is controlled by or is under common control with such Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          "Beneficial Owner" means any Person deemed to be a "beneficial owner" of a security as defined in Rule 16a-l(a)(2) under the Exchange Act. The terms "Beneficially Own" and "Beneficial Ownership" have correlative meanings.

          "Board" means the Company's Board of Directors.

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          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fully Diluted Basis" with respect to any security, means all of the issued shares of such security and includes, without limitation, (a) all of the outstanding shares of such security (except shares then held by or for the account of the issuer or its wholly owned subsidiaries), (b) any and all shares of such security issuable upon conversion of securities convertible into such security, whether or not convertible at such time, and (c) any and all shares of such security issuable upon exercise of other exercisable rights to acquire such security, including options, warrants and participation rights, whether or not exercisable at such time.

          "Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Warrant Holders" means the purchasers of the Company's units, Hyatt Gaming Management, Inc., U.S. Bancorp Libra and the purchasers of the Company's Series B preferred stock who acquire Warrants on the date hereof.

          "Warrants" means the warrants to purchase Shares to be issued on the date hereof to the Warrant Holders.

          "Warrant Shares" means the Shares issuable upon the exercise of Warrants.

                                   ARTICLE II
                              BOARD REPRESENTATION

     Section 2.1 Composition of Board. The Company's Board will be comprised of six (6) members. A director shall serve until the next annual meeting of the Shareholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal.

     Section 2.2 Director Qualifications. The Shareholders will not name any person as a nominee to become a member of the Board of the Company (a "Director Nominee") if (a) such person is not reasonably experienced in business, financial, hotel management or gaming industry matters; (b) such person has been convicted of, or has pled nolo contender to, a felony; (c) the election of such person would violate any law; (d) such person is prohibited from licensure under the Colorado Limited Gaming Act or other similar law; or (e) any event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the Exchange Act

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has occurred with respect to such person. The Company agrees that it will use its best efforts to cause the election of the Director Nominees to the Company's Board and each of the Shareholders agrees that it shall vote (or cause to be voted) all Shares Beneficially Owned by it in favor of such Director Nominees.

     Section 2.3 Covenant to Vote.

     (a) So long as The Ravich Revocable Trust of 1989 (the "Ravich Trust") owns shares of the Company's Series B preferred stock, Jess Ravich, acting in his capacity as trustee of the Ravich Trust, shall be entitled to nominate one person for election as director of the Company.

     (b) Each of the Shareholders shall appear in person or by proxy at any annual or special meeting of Shareholders called for the purpose of voting on the election of such director, if such director has been nominated for election, or removal of such director, if such director has been designated for removal, for the purpose of obtaining a quorum and shall vote or cause the vote of the Shares owned by such Shareholder in favor of such election of the director nominated, or removal and/or replacement of the director designated, in accordance with this Section 2.3. If the Ravich Trust does not designate a director pursuant to this Section 2.3, each of the Shareholders shall appear in person or by proxy at any annual or special meeting of Shareholders for the purpose of obtaining a quorum and shall vote or cause the vote of the Shares owned by such Shareholder, for the re-election of the prior director designated by the Ravich Trust failing to exercise its rights to designate a director pursuant to this Section 2.3. Notwithstanding the foregoing, Paul Steelman and Christiania Limited Partnership, as Shareholders entitled to appear, shall not be required to appear in person or by proxy at any annual or special meeting of Shareholders called for any purpose set forth in this Section 2.3(b) or Section
2.3 (c).

     (c) The director designated by the Ravich Trust shall be subject to removal by the Ravich Trust, with or without cause. The Ravich Trust shall have the right to call a special meeting of Shareholders at any time, and from time to time, for the sole purpose of removing from the Board of the Company, with or without cause, any person nominated by the Ravich Trust for election as a director, and in such event, the Shareholders shall vote all of their Shares in support of such removal and for the election of such replacement as may be nominated by the Ravich Trust. The Shareholders shall then cause the Company to remove from the Board of the Company the person so removed and elect as a director of the Company the person who was elected as a replacement to the Board by the Ravich Trust.

     Section 2.4 Resignation, etc., of Directors. In the event of the death, disability, removal or resignation of a Director Nominee (other than the director designated by the Ravich Trust), the Shareholders shall have the right, within 30 days after such death, disability, removal or resignation, to name a successor Director Nominee who shall be appointed by the remaining directors then in office to serve the unexpired term of such director. Any member of the Board (other than the director designated by the Ravich Trust) may be removed upon the affirmative vote of a majority of the holders of the Shares outstanding which are entitled to vote thereon.

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     Section 2.5 Directors' Meeting. Immediately upon execution of this
Agreement by all parties hereto, the directors of the Company shall hold a special meeting to appoint officers of the Company in accordance with Schedule 2.5.

     Section 2.6 Suitability. The qualifications of directors to serve on the Board is at all times subject to approval by the Colorado Limited Gaming Control Commission. Members of the Board are subject to the jurisdiction of the Colorado Limited Gaming Control Commission and may be investigated by the Colorado Division of Gaming. No person may serve on the Board if he or she is found to be unsuitable, at any time, by the Colorado Limited Gaming Control Commission. Any director who is not found to be suitable by the Colorado Limited Gaming Control Commission on or prior to August 14, 2001 shall be removed.


                                   ARTICLE III
                            COVENANTS OF THE PARTIES

     Section 3.1 Access to Information. Until the date on which a Shareholder's Beneficial Ownership of Shares falls below 1% of the Shares on a Fully Diluted Basis, at any time during regular business hours and as often as reasonably requested of the Company's officers, the Company shall permit such Shareholder or any of its authorized employees, agents or representatives, to examine and make copies and abstracts from the records and books of account of, and to visit the properties of, the Company and to discuss the affairs, finances, and accounts of the Company with any of its officers or directors and the Company will make its officers, directors and agents available for such purpose; provided, that all costs and expenses of such inspection shall be borne by such Shareholder; and provided, further, that such Shareholder shall keep such information confidential, except that such Shareholder may disclose such information to its employees and advisors as necessary in the management and operation of such Shareholder's business and investment in the Company and that such Shareholder may disclose such information as required by law.

     Section 3.2 Information. The Company shall provide to each Shareholder a quarterly report of the affairs of the Company within 45 days after the end of each calendar quarter (other than the fourth quarter of each year) and shall provide to each such Shareholder an audited annual report within 90 days after the end of each year, such reports to contain financial information prepared in accordance with generally accepted accounting principles consistently applied.

     Section 3.3 Non-Interference. The Company shall not enter into any agreement or arrangement with any person which shall impede or impair the rights granted to any Shareholder in this Agreement in any manner; provided, however, that the Shareholders acknowledge and agree that any right to payment of dividends on the Shares shall be subject to the provisions of the Indenture, dated March 14, 2000, between the Company and SunTrust Bank as trustee.

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     Section 3.4 Restrictions on Transfer.

     (a) Except as provided in Section 3.5 below with respect to Permitted Transferees (defined below), and except as provided in the Company's Articles of Incorporation, including, without limitation, Section 7 thereof, or required by law, including, without limitation, any gaming law, each of the Shareholders severally agrees that it will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of (or announce any offer, sale, contract of sale or other disposition of) ("Transfer") any Shares to a third party unless (a) such Shareholder agrees to notify the remaining Shareholders and the Company,
(b) such Transferring Shareholder agrees to follow the procedure for purchase of the Shares set forth in Section 3.5, (c) the proposed Transfer has been approved in writing by holders of a majority of the issued and outstanding Shares, and
(d) the transferee(s) of such Shares prior to any such Transfer shall have agreed in writing to be bound by the provisions of this Agreement, as evidenced by such transferee(s)' execution of a counterpart signature page hereto. With respect to all Transfers of Shares, no Shareholder may Transfer Shares without prior written approval of the Colorado Division of Gaming, and any attempt to Transfer Shares without such approval is void.

     (b) Notwithstanding any other provisions in this Agreement to the contrary, each Shareholder acknowledges that such Shareholder may not transfer Shares to any person other than a Qualified Purchaser (as such term is defined in the Company's Articles of Incorporation) or the Company, if the Company has issued to such Shareholder a Call Notice relating to a Suitability Problem (as such term is defined in the Company's Articles of Incorporation) as set forth more fully in the Company's Articles of Incorporation. Any Transfer of Shares made by a Shareholder after its receipt of a Call Notice to a Qualified Purchaser approved by the Company shall not be subject to the restrictions on transfer set forth in this Agreement, including, without limitation, the restrictions set forth in Section 3.4(a) and Section 3.5.

     Section 3.5 Third-Party Offers.

     (a) Any Shareholder (a "Transferring Shareholder") may at any time Transfer any of its Shares pursuant to a bona fide offer (a "Third-Party Offer") in writing signed by the person or entity to whom the Transfer is to be made, which Third-Party Offer shall identify the offeror and fully set forth the terms and conditions of such Third-Party Offer; provided, however, that such Transferring Shareholder first shall offer such Shares in writing (the "Transferring Shareholder's Offer") to the other Shareholders of the Company (collectively, the "Remaining Shareholders") and then to the Company, in that order, for the same price and on the same terms as were set forth in the Third-Party Offer. The right to receive the Transferring Shareholder's Offer may be waived in writing by any of the Remaining Shareholders or by the Company. The Transferring Shareholder's Offer shall be accompanied by a copy of the Third Party Offer and shall be irrevocable and remain in effect for a 30-day period, unless sooner terminated by the agreement of the Remaining Shareholders and the Company or as otherwise provided in this Agreement.

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     (b) Unless the Transferring Shareholder's Offer is sooner rejected by the
Remaining Shareholders, the Remaining Shareholders shall have the exclusive right, but not the obligation, to purchase the Shares offered on a pro rata basis in accordance with their respective ownership interests in the Company, by accepting the Transferring Shareholder's Offer within a 30-day period (the "Remaining Shareholders' Option Period") beginning on the date of the Transferring Shareholder's offer. The Remaining Shareholders may accept the Transferring Shareholder's Offer by sending a written notice to the Transferring Shareholder on or before the end of the Remaining Shareholders' Option Period, specifying the number of Shares which such Remaining Shareholder proposes to purchase. If any Remaining Shareholder elects not to exercise such option with respect to any or all of the Transferring Shareholder's Shares which it is entitled to purchase, each of the other Remaining Shareholders may elect to purchase such Shares in the manner provided in this subsection (b). Failure by any Remaining Shareholder to give such notice within such time period shall be deemed an election by it not to exercise its option.

     (c) If the Remaining Shareholders fail to exercise such option with respect to any or all of the Shares proposed to be transferred, the Company shall thereupon have the option, but not the obligation, to purchase, for the same price and on the same terms as set forth in the Third Party Offer, that portion of the Transferring Shareholder's Shares as to which the Remaining Shareholders have not exercised their option. Within 30 days after the Remaining Shareholders' notice or within 60 days after the Transferring Shareholder's Offer, the Company shall give written notice to the Transferring Shareholder and the Remaining Shareholders stating whether or not it elects to exercise its option and the number of Shares, if any, which it elects to purchase.

     (d) If the Remaining Shareholders and the Company reject or fail to timely accept the Transferring Shareholder's Offer within the time periods set forth above, then subject to Section 3.4(a), the Transferring Shareholder may transfer its Shares during the 30-day period following the earlier of the rejection of the Transferring Shareholder's Offer by the Remaining Shareholders and the Company or the expiration of the Transferring Shareholder's Offer without acceptance by any offerees, but only strictly in accordance with the terms and conditions of the Third-Party Offer and only to the person or entity which made the Third-Party Offer. If the Transferring Shareholder does not Transfer its Shares during such 30-day period in accordance with this Section 3.5, then the Transferring Shareholder must re-offer its Shares pursuant to this Section 3.5 in the same manner as upon its initial receipt of the Third-Party Offer.

     (e) Notwithstanding any other provision in this Agreement to the contrary, this Section 3.5 shall not apply to any Transfer of Shares made by a Shareholder due to such Shareholder's receipt of a Call Notice from the Company because of a Suitability Problem.

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     Section 3.6 Permitted Transfers. The restrictions contained in Section
3.4(a) and Section 3.5 will not apply with respect to any Transfer (a) by a Shareholder pursuant to applicable laws of descent and distribution, (b) by an individual Shareholder to such Shareholder's spouse and descendants (whether natural or adopted) and any trust for the benefit of the Shareholder and/or such Shareholder's spouse and/or descendants, or any entity controlled (directly or indirectly) by any such person, employees, affiliates or affiliates' employees
(c) by a Shareholder that is a partnership, to such Shareholder's general and limited partners, (d) by a Shareholder that is a trust, to the beneficiaries of such Shareholder; provided that the restrictions contained in Section 3.4(a) shall continue to be applicable to the Shares after any such Transfer, (e) by a beneficiary of any Shareholder that is a trust, to such beneficiary's spouse and descendants (whether natural or adopted) and any trust for the benefit of him or her and/or his or her spouse and/or descendants or any entity controlled (directly or indirectly) by any such person, employees, affiliates or affiliates' employees, or pursuant to applicable laws of descent and distribution with respect to such beneficiary, (f) by a corporate Shareholder, to such Shareholder's employees, affiliates or affiliates' employees, (g) by any Shareholder to one or more other Shareholders and/or their Affiliates, and (h) set forth on Schedule B hereto; and provided, further, that, with respect to Transfers of Shares pursuant to clauses (a) through (h) above, the transferees of such Shares (each such transferee a "Permitted Transferee") (x) prior to any such Transfer shall have agreed in writing to be bound by the provisions of this Agreement, as evidenced by each such transferees' execution of a counterpart signature page hereto (to the extent such Permitted Transferee is not already a party to this Agreement or has not already agreed to be bound by the provisions of this Agreement, as evidenced by a counterpart signature hereto), and (y) Transfer of stock shall require the prior approval of the Colorado Division of Gaming, and shall be void and any attempted Transfer shall be void absent Colorado Division of Gaming approval.

     Section 3.7 Rights of Subsequent Holder. Subject to the restrictions set forth in Section 3.4(a) and Section 3.5 and elsewhere in this Agreement, any subsequent holder of Shares shall be entitled to all benefits hereunder as a holder of such Shares.

     Section 3.8 Value of Real Property. Each Shareholder, by its execution of this Agreement, hereby agrees that the value of the real property contributed by Windsor Woodmont, LLC to the Company has a value of $33,500,000.

     Section 3.9 Tag-Along Rights.

     (a) In the event of any proposed Transfer of Shares by any of the Shareholders in any transaction, or a series of related transactions involving Shares aggregating at least 15% of the total Shares then collectively owned by the Shareholders to a Person (such other Person being hereinafter referred to as the "Proposed Purchaser"), other than pursuant to a Permitted Transfer, each Warrant Holder shall have the right to require the Shareholders to cause the Proposed Purchaser to purchase from each of them a number of Warrant Shares owned by such Warrant Holder equal to (1) the total number of Shares to be sold by the Shareholders to the Proposed Purchaser (collectively, the "Transfer Interests"), multiplied by (2) a fraction, the numerator of which is the number

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of Warrant Shares owned by such Warrant Holder, and the denominator of which is the total number of Shares owned by the Shareholders and Warrant Shares owned by the Warrant Holders. Any Warrant Shares purchased from the Warrant Holders pursuant to this provision shall be paid for at the same price per Share and upon the same terms and conditions of such proposed transfer by such Shareholders; provided, that the price to be paid by the Proposed Purchaser shall equal the price proposed to be paid per Warrant Share less the exercise price of the Warrant. The Company or the Shareholder proposing to engage in such Transfer shall notify, or cause to be notified, each Warrant Holder in writing of each such proposed Transfer at least 15 days prior to the date thereof. Such notice shall set forth (1) the name of the Proposed Purchaser and the number of Shares proposed to be transferred, (2) the name and address of the Proposed Purchaser; (3) the proposed amount of consideration and terms and conditions of payment offered by such Proposed Purchaser (if the proposed consideration is not cash, the notice shall describe the terms of the proposed consideration), and
(4) that either the Proposed Purchaser has been informed of the "Tag-Along Right" and has agreed to purchase Warrant Shares in accordance with the terms of this Agreement or that the selling Shareholders will make such purchase.


     (b) The Tag-Along Rights may be exercised by any Warrant Holder by delivery of a written notice to the Company (the "Tag-Along Notice"), within five days following his receipt from the Company of the notice specified in the preceding paragraph. The Tag-Along Notice shall state the number of Warrant Shares that such Warrant Holder proposes to include in such Transfer to the Proposed Purchaser determined as aforesaid. Failure to provide a Tag-Along Notice within the five-day notice period shall be deemed to constitute an election by such Warrant Holder not to exercise its Tag-Along Rights.

     (c) In the event that the Proposed Purchaser does not purchase Warrant Shares from the Warrant Holders on the same terms and conditions as purchased from the Shareholders, then the Shareholders making such Transfer shall purchase such Warrant Shares if the Transfer occurs.

     (d) Tag-Along Rights shall terminate upon the effectiveness of any registration statement filed with the SEC with respect to the Shares in an initial public equity offering or subsequent public equity offering if, after giving effect so such offering, at least 50% of the Fully Diluted Number of Shares would be held by Persons unaffiliated with the Company and without restriction on transfer under the Securities Act.

     Section 3.10 Drag-Along Rights.

     (a) In the event of any proposed Transfer of Shares for value by any of the Shareholders in any transaction, or a series of related transactions, involving Shares aggregating at least 51% of the Fully Diluted Number of Shares to any other Person who is a bona fide third party purchaser (such other Person being hereinafter referred to as the "Proposed Purchaser"), other than pursuant to an Permitted Transfer, the Shareholders shall have the right to require each Warrant Holder to transfer to the Proposed Purchaser a number of Warrant Shares owned by such Warrant Holder equal to (1) the total number of Shares (including

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the number of Warrant Shares) owned by such Warrant Holder, multiplied by (2) a fraction, the numerator of which is the number of Shares to be sold by the Shareholders to the Proposed Purchaser and the denominator of which is the total number of Shares then owned by the Shareholders. Any Warrant Shares purchased from Warrant Holders pursuant to this provision shall be paid for at the same price per Share and upon the same terms and conditions of such proposed Transfer by such Shareholders; provided, that the price to be paid by the Proposed Purchaser shall equal the price proposed to be paid per Warrant Share less the exercise price of the Warrant. The Company or the Shareholder proposing to engage in such Transfer shall notify, or cause to be notified, each Warrant Holder in writing of each such proposed Transfer at least 15 days prior to the date thereof. Such notice shall set forth (1) the name of the Proposed Purchaser and the number of Shares proposed to be transferred, (2) the name and address of the Proposed Purchaser, (3) the proposed amount of consideration and terms and conditions of payment offered by such Proposed Purchaser (if the proposed consideration is not cash, the notice shall describe the terms of the proposed consideration) and (4) that the Proposed Purchaser has been informed of the "Drag-Along Right" and has agreed to purchase the Warrant Shares in accordance with the terms of this Agreement, or that the selling Shareholders will make such purchase.

     (b) In the event that the Proposed Purchaser does not purchase Warrant Shares from Warrant Holders on the same terms and conditions as purchased from the Shareholders, then the Shareholders making such Transfer shall purchase such Warrant Shares if the Transfer occurs.

     (c) Drag-Along Rights shall terminate upon the effectiveness of any registration statement filed with the SEC with respect to the Shares in an initial public equity offering or subsequent public equity offering if, after giving effect to such offering, at least 50% of the Fully Diluted Number of Shares would be held by Persons unaffiliated with the Company and without restriction on transfer under the Securities Act.


                                   ARTICLE IV
                                  MISCELLANEOUS

     Section 4.1 Termination. In the event that any Shareholder shall be in default of its obligations hereunder and any such default shall continue for a period of 30 days after any other Shareholder or the Company has given written notice thereof to such defaulting party, then the rights (but not the obligations) under this Agreement of such defaulting party shall terminate.

     Section 4.2 Beneficial Ownership. The Shareholders shall promptly hereafter notify the Company of their respective initial percentages of Beneficial Ownership of Shares and immediately notify the Company of any changes thereto and the Company shall be entitled to rely upon such notices without incurring any liability to any other party hereunder. Each Shareholder shall respond promptly to any request made by the Company to provide or confirm Beneficial Ownership of Shares.

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     Section 4.3 Acknowledgments.

     (a) Each of the parties hereto acknowledges that the restrictions, prohibitions and other provisions hereof are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of each of the other parties hereto, and are a material inducement to such party to enter into the transactions contemplated by this Agreement.

     (b) Each of the parties hereto acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that the other parties hereto will not have an adequate remedy at law if it shall fail to perform any of its obligations hereunder, and each of the parties hereto therefore confirms that the right of each other party hereto to specific performance of the terms of this Agreement is essential to protect the rights and interests of such party. Accordingly, in addition to any other remedies that any party hereto may have at law or in equity, each such party shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by each other party hereto, and each party shall have the right to obtain preliminary and permanent injunctive relief (without posting any bond or other security) to secure specific performance and to prevent a breach or contemplated breach of this Agreement by each other party hereto.

     (c) If performance of any provision of this Agreement, at the time such performance shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be performed shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect. The parties shall negotiate in good faith a replacement clause or provision as consistent with the ineffective clause or provision as is practicable under law.

     (d) Each of the parties acknowledges that a Shareholder may not transfer any Shares except in strict accordance with the terms of this Agreement and that any Transfer requires the prior written approval of the Colorado Division of Gaming. Shareholder further acknowledges that Shareholder is aware that the Colorado Division of Gaming or the Colorado Limited Gaming Control Commission may require the Shareholder to apply for a suitability determination with the Colorado Limited Gaming Control Commission.

     Section 4.4 Expenses. Except as otherwise specifically provided in this Agreement, each party hereto shall bear its own costs and expenses with respect to the transactions contemplated hereby.

     Section 4.5 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto.

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     Section 4.6 Notices. Any notice, request, instruction or other document to be given hereunder shall be in writing and shall be deemed to have been given
(a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile or other wire transmission or (c) three business days (seven business days for overseas mail) after being deposited in the U.S. mail, certified or registered mail, postage prepaid, addressed (i) in the case of the Company, at 4144 North Central Expressway, Suite 1200, Dallas, Texas 75204, and (ii) in the case of the Shareholders, as specified on Schedule A, or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     Section 4.7 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     Section 4.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 4.9 Interpretation. To the extent that any provision of this Agreement is more restrictive than the Company's Bylaws, the provision of this Agreement shall govern. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits and Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Articles, Sections, Subsections, Exhibits or Schedules shall refer to those portions of this Agreement.

     Section 4.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     Section 4.11 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, except as otherwise specifically provided in this Agreement, no assignment of any rights or obligations shall be made by any party without the written consent of the other parties. In the case of any assignment permitted under this Section 4.11, the Company agrees to execute any necessary or appropriate documents to acknowledge and effect any such assignment.

     Section 4.12 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

     Section 4.13 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

     Section 4.14 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties.

     Section 4.15 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 4.16 No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event of any ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

     Section 4.17 Forum Selection and Consent to Jurisdiction. EACH OF THE COMPANY, AND THE SHAREHOLDERS AGREE THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT BETWEEN OR AMONG SUCH PARTIES, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF COLORADO OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO. EACH OF THE COMPANY, AND THE SHAREHOLDERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF COLORADO AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE COMPANY AND THE SHAREHOLDERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.



                                      * * *

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first above written.

                                           WINDSOR WOODMONT BLACK HAWK
                                            RESORT CORP.


                                           By:
                                                --------------------------------
                                           Name:
                                           Title:


                                           By:
                                                --------------------------------
                                           Name:
                                           Title:


                                           SHAREHOLDERS:


                                   Schedule A

                                  SHAREHOLDERS

                                                                                 Number of Shares
Name                                     Address                                 Subscribed For
----                                     -------                                 --------------
Maureen Connolly Brinker,                9410 Alva Ct.                           60,606
   Deceased Trust                        Dallas, TX  75220
W. Daniel Johnson                        4132 South Rainbow Blvd.                20,000
                                         #385
                                         Las Vegas, NV  89103
Larry Elins                              15260 Ventura Blvd.                     54,545
                                         Suite #1020
                                         Sherman Oaks, CA  91403
Charles R. Lewis                         3817 Diamond Ct. West                   18,182
                                         Fort Worth, TX  76180
Israel Espinoza                          13420 Winterhaven Dr.                   6,061
                                         Dallas, TX  75234
Robert E. Martin                         6047 Nieway Rd.                         32,121
                                         Dallas, TX  75230
John M. Martin                           5752 Beekshire                          32,121
                                         Dallas, TX  75209
Robert W. Martin                         M4 Products                             32,121
                                         2520 Merrell Rd.
                                         Dallas, TX  75229
Normandy, Inc.                           3811 Turtle Creek Blvd.                 159,290
                                         Suite 250
                                         Dallas, TX  75205
Dauderman Living Trust                   3 Hillsboro                             78,792
         Dated March 15, 1994            Newport Beach, CA  92660
Patricia Deal                            3709 Lexington Ave.                     95,802
                                         Dallas, TX  75205
Colorado Five, Ltd.                      Folsom Properties                       30,303
                                         16475  Dallas Parkway
                                         Suite 900
                                         Addison, TX  75001
Daniel P. Robinowitz                     Windsor Woodmont, LLC                   27,500
                                         2231 Valdina Street
                                         Dallas, TX 75207
DPR 1992 Trust                           c/o Windsor Woodmont, LLC               26,693
                                         2231 Valdina Street
                                         Dallas, TX 75207



Cordell Consultants Money Purchase Plan  3333 Poincianna Avenue                  5,000
                                         Coconut Grove, FL 33133
Windsor Woodmont, LLC                    2231 Valdina Street                     107,500
                                         Dallas, TX 75207
APR 21st Century Trust                   c/o Donald J. Malouf                    83,290
                                         8115 Preston Rd., Suite 600
                                         Dallas, TX 75225
AMR 21st Century Trust                   c/o Donald J. Malouf                    83,290
                                         8115 Preston Rd., Suite 600
                                         Dallas, TX 75225
Paul Steelman                                                                    46,783


                                  Schedule 2.5

                             Officers of the Company


    Name                             Title
    ----                             -----

    Daniel P. Robinowitz             President and Chief Executive Officer

    Michael L. Armstrong             Executive Vice President, Chief Financial
                                     Officer and Secretary

    Timothy G. Rose                  Executive Vice President, Development

                                  Schedule 3.6

                         ADDITIONAL PERMITTED TRANSFERS



1. Transfers pursuant to the Stock Purchase Agreement, dated as of March 14, 2000, by and between Normandy, Inc. and the APR 21st Century Trust.

2. Transfers pursuant to the Stock Purchase Agreement, dated as of March 14, 2000, by and between Normandy, Inc. and the AMR 21st Century Trust.

3. Transfers pursuant to the Stock Purchase Agreement, dated as of March 14, 2000, by and between the DPR 1992 Trust and the APR 21st Century Trust.

4. Transfers pursuant to the Stock Purchase Agreement, dated as of March 14, 2000, by and between the DPR 1992 Trust and the AMR 21st Century Trust.

5. Transfers pursuant to the Stock Purchase Agreement, dated as of March 14, 2000, by and between the DPR 1992 Trust and Cordell Consultants Money Purchase Plan.

6. Transfers by Windsor Woodmont, LLC of Shares held by Windsor Woodmont, LLC for the benefit of certain of its employees and others who have provided services for the benefit of Windsor Woodmont, LLC who hold options to acquire such Shares.

7.   Transfers by Normandy, Inc. of up to 46,000 Shares.

                                    Exhibit A

              First Amended and Restated Articles of Incorporation

                                    Exhibit B

                        FIRST Amended and Restated Bylaws